Exhibit 10.4

Deferred Cash Award Agreement – China

This Deferred Cash Award Agreement (this “Agreement”) dated as of «Grant Date» (the “Grant Date”), by and between «Legal Entity» (the “Company”), a company established under the laws of the People’s Republic of China (the “P.R.C.”), and «Name» (the “Employee”), is entered into as follows:

WITNESSETH:

    WHEREAS, the Company has determined that the Employee be granted an opportunity to receive a deferred cash award (“Phantom Units”) pursuant to the terms of this Agreement as an incentive for the Employee’s continued services to the Company.

    NOW THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth:

1.Award of Phantom Units. The Company hereby awards to the Employee on the Grant Date, «Shares_Granted» Phantom Units. Each Phantom Unit awarded hereunder represents a contingent right to receive a cash payment equal to the Fair Market Value (as defined below) of one share of common stock, par value $0.01 (“Stock”), of PHINIA Inc., a Delaware corporation (“PHINIA”), upon satisfaction of the conditions for vesting as provided in Section 3 of this Agreement and subject further to the additional terms and conditions of this Agreement (the “Award”). For purposes of this Agreement, “Fair Market Value” shall mean, per share of Stock on a particular date, the last sales price on that date on the New York Stock Exchange, as reported on the composite tape or other reporting system thereof. If there is no regular public trading market for the Stock, “Fair Market Value” shall be determined by the Company in its sole discretion. The Employee will have 90 days from the Grant Date to accept the terms and conditions of this Agreement. If the Employee does not accept such terms and conditions within this timeframe, the Company may cancel the Award without any notice to the Employee.

2.Vesting of Phantom Units. Subject to the terms and conditions of this Agreement, the Phantom Units shall vest in accordance with the following schedule, provided that the Employee remains continuously employed by or in the service of the Company through the applicable vesting date (each date set forth below, a “Vesting Date”):

Vesting Date                 Vested Percentage

February 28, 2026            33 1/3% of the Phantom Units

February 28, 2027            33 1/3% of the Phantom Units

February 28, 2028            Remainder of the Phantom Units

    provided however, that:

a.In the event of (i) the Employee’s termination of employment by the Company for Cause (as defined in Appendix A attached to this Agreement) or (ii) the Employee’s voluntary termination of employment with the Company, the Employee shall immediately forfeit any Phantom Units not yet vested and paid as of the date of the Employee’s termination of employment and thereby forfeit all rights to receive a cash payment in settlement of such unvested Phantom Units;

b.In the event a Change in Control (as defined in Appendix A attached to this Agreement) occurs before the date the Phantom Units become 100% vested, the restrictions applicable to any unvested Phantom Units covered by this Award will remain in effect unless, after the Change in Control and before the date the Phantom Units become 100% vested:

i.The Employee’s employment is involuntarily terminated by the Company (other than for Cause) as a result of the Change in Control; or
ii.The Employee voluntarily terminates the Employee’s employment for Good Reason (as defined in Appendix A attached to this Agreement).

If (i) or (ii) above occurs after a Change in Control and before the Phantom Units become 100% vested, the restrictions applicable to any then unvested Phantom Units covered by this Award will lapse and the Phantom Units will be free of all restrictions and become fully vested as of the date the Employee’s employment terminates; and

c.In the event of the Employee’s death, Disability or Retirement that occurs on or after the first anniversary of the Grant Date (each, as defined in Appendix A attached to this Agreement), or in the event of the Employee’s involuntary termination of employment without Cause that occurs prior to the Phantom Units becoming 100% vested, the Company shall have the discretion to waive, in whole or in part, any continued employment requirement with respect to the Phantom Units that remain unvested as of such event to the extent such waiver does not violate any applicable laws or result in any adverse tax consequences to the Employee.

3.Cash Payment. As soon as administratively practicable following each Vesting Date, the Company shall make a cash payment in local currency, less any applicable tax withholding and/or any other required withholdings pursuant to Section 9 of this Agreement, to the Employee in settlement of the vested Phantom Units equal to (a) the number of Phantom Units that vested on such Vesting Date, multiplied by (b) the Fair Market Value of a share of Stock on such Vesting Date.
4.Compliance with Laws. As a condition of the grant of the Phantom Units, the Employee agrees to take any and all actions, and consent to any and all actions taken by the Company, PHINIA, or their subsidiaries and affiliates, as may be required to allow the Company, PHINIA, and their subsidiaries and affiliates to comply with all laws, rules and regulations applicable to the Employee. Finally, the Employee agrees to take any and all actions as may be required to comply with the Employee’s personal legal and tax obligations under all laws, rules and regulations applicable to the Employee.

5.Non-transferability. The Phantom Units and any rights and privileges pertaining thereto are not subject to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance by the Employee or by the Employee’s beneficiary, in any manner, by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.

6.No Right to Continued Employment. Nothing contained in this Agreement shall confer upon the Employee any right to continued employment with the Company nor shall it interfere in any way with the right of the Company to terminate the employment of the Employee in accordance with the law.

7.Discretionary Nature of Grant; No Vested Rights. The Employee acknowledges and agrees that the grant of Phantom Units is discretionary in nature and limited in duration. The grant of the Phantom Units is a one-time benefit and does not create any contractual or other right to receive an award or benefits in lieu of Phantom Units in the future. Future awards, if any, will be at the sole discretion of the Company. The Employee further acknowledges and agrees that the future value of the Phantom Units is unknown, may increase or decrease from the Grant Date and cannot be predicted with certainty. The Employee also acknowledges that the Employee has carefully read this Agreement and agrees to be bound by all of the provisions set forth in this Agreement.
8.Currency Fluctuation. The Company shall not be liable for any foreign exchange rate fluctuation, where applicable, between the Employee’s local currency and the United States dollar that may affect the value of the Phantom Units or of any amounts due to the Employee pursuant to the settlement of the Phantom Units.

9.Withholding. Regardless of any action the Company may take with respect to any or all income tax, social insurance, housing fund, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Employee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Employee is and remains the Employee’s responsibility, and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Phantom Units, including the grant of the Phantom Units, the vesting of the Phantom Units and any cash payments made in settlement of the Phantom Units; and (b) does not commit to structure the terms of the grant or any aspect of the Phantom Units to reduce or eliminate the Employee’s liability for Tax-Related Items.

To the extent that the Company is required to withhold any Tax-Related Items in connection with the vesting or settlement of the Phantom Units and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment that the Employee make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld.

By accepting this grant of Phantom Units, the Employee expressly consents to the withholding provisions as provided for hereunder. All other Tax-Related Items related to the Phantom Units shall be the Employee’s sole responsibility.

10.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Phantom Units by electronic means, and the Employee hereby consents to receive such documents by electronic delivery.

11.Addendum. Notwithstanding any provisions herein to the contrary, if the Employee transfers the Employee’s residence and/or employment to another country, the Company may establish additional special terms and conditions to this Agreement as may be necessary or advisable to accommodate the Employee’s transfer. Such terms and conditions shall be reflected in an addendum to this Agreement (the “Addendum”), and in all circumstances, such Addendum shall constitute part of this Agreement.

12.Additional Requirements. The Company reserves the right to impose other requirements on the Phantom Units to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law or to facilitate the operation and administration of the Phantom Units. Such requirements may include (but are not limited to) requiring the Employee to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

13.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the P.R.C. without taking into account its conflict of laws provisions.

14.Binding Effect. Subject to the limitations stated above, this Agreement shall be binding upon and inure to the benefit of the parties’ respective heirs, legal representatives, successors and assigns.

15.Changes in Capital or Corporate Structure. In the event of any merger, reorganization, consolidation, recapitalization, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the number of Phantom Units awarded under this Agreement shall be adjusted accordingly (as determined by the Company in its sole discretion) in such manner as the Company deems equitable to prevent the diminution or enlargement of the benefits or potential benefits to be made available under this Agreement.

16.Entire Agreement. This Agreement is the entire agreement between the parties hereto, and all prior oral and written representations are superseded by this Agreement. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof.

17.Notices. Any notice or other communication required or permitted under this Agreement must be in writing and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender’s expense. Notice shall be deemed given when delivered personally or, if mailed, three days after the date of deposit in the P.R.C. mail or, if sent by overnight courier, on the regular business day following the date sent. Notice to the Company should be sent to Attention: Vice President Total Rewards, PHINIA World Headquarters, 3000 University Drive, Auburn Hills, Michigan 48326. Notices to or with respect to the Employee shall be directed to the Employee, or to the Employee’s executors, personal representatives or distributees, if the Employee is deceased, or the assignees of the Employee, at the Employee’s last home address on the records of the Company.

18.Amendment of this Agreement. Subject to Section 19 of this Agreement, the Company and the Employee may amend this Agreement only by a written instrument signed by both parties.

19.Compliance with P.R.C. Law. It is intended that this Agreement comply with any applicable requirements of the State Administration of Foreign Exchange (“SAFE”) and other laws in effect in the P.R.C. This Agreement shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement to fail to meet these SAFE requirements and other laws in the P.R.C. shall have no force and effect until amended to comply with SAFE requirements and other laws in the P.R.C. The Employee hereby agrees in advance to any such required amendment.

20.Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute but one agreement.

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement to be effective as of the date first written above.

                            EMPLOYEE

____________________________         ____________________________

By: Aaron Prince                     «Name»

Its: Vice President Total Rewards

APPENDIX A

Definitions

1.Cause. For purposes of the Agreement, “Cause” shall mean any of the circumstances listed in Article 39 or Article 40(2) of the Labor Contract Law of the P.R.C. (“LCL”), or equivalent circumstances if the LCL is amended or superseded following the date of execution of the Agreement.

2.Change in Control. For purposes of the Agreement, “Change in Control” shall mean the occurrence of any of the following events:

a.the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”)) of 20% or more of either:
1.the then outstanding Stock (the “Outstanding Company Common Stock”); or
2.the combined voting power of the then outstanding voting securities of PHINIA entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”);

provided, however, that for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control:
I.any acquisition directly from PHINIA;
II.any acquisition by PHINIA;
III.any acquisition by any employee benefit plan (or related trust) sponsored or maintained by PHINIA or any corporation controlled by PHINIA; or
IV.any acquisition by any corporation pursuant to a transaction described in clause (c)(1), (c)(2) and (c)(3) below; or

b.individuals who, as of the Grant Date, constitute the board of directors of PHINIA (the “Incumbent Board”) and cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Grant Date whose election, or nomination for election by PHINIA’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of PHINIA; or

c.consummation by PHINIA of a reorganization, statutory share exchange, merger or consolidation or similar transaction involving PHINIA or any of its subsidiaries or sale or other disposition of all or substantially all of the assets of PHINIA or the acquisition of assets of another entity by PHINIA or any of its subsidiaries (each of the foregoing, a “Business Combination”), in each case, unless, following such Business Combination:

1.all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns PHINIA or all or substantially all of PHINIA’s assets either directly or indirectly through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

2.no Person (excluding any corporation resulting from such Business Combination or any employee plan (or related trust) of PHINIA or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination; and

3.at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board of directors of PHINIA, providing for such Business Combination; or

d.approval by the stockholders of PHINIA of a complete liquidation or dissolution of PHINIA.

Notwithstanding the foregoing, if the Award is considered deferred compensation subject to the provisions of Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and if a payment under the Award is triggered upon a “Change in Control”, then the foregoing definition shall be deemed amended as necessary to comply with Section 409A of the Code.

3.Disability. For purposes of the Agreement, “Disability” shall mean that the Employee (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (b) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident or health plan covering the Company’s employees, or (c) is determined to be permanently disabled by the Company in its sole discretion.

4.Good Reason. For purposes of Section 2(b) of the Agreement, the Employee will be treated as having terminated the Employee’s employment for Good Reason if, on or after a Change in Control occurs, the Employee terminates employment after any of the following events occurs without the Employee’s consent:

a.the assignment to the Employee of any duties inconsistent in any respect with the Employee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as of the date of the Change in Control or any higher position, authority, duties or responsibilities assigned to the Employee after the date of the Change in Control, or any other diminution in the Employee’s position, authority, duties or responsibilities (whether or not occurring solely as a result of PHINIA’s ceasing to be a publicly traded entity), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company within 30 days after receipt of notice thereof given by the Employee; or

b.other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company within 30 days after receipt of notice thereof given by the Employee, any failure by the Company to:

1.pay the Employee an annual base salary at least equal to twelve times the highest monthly base salary paid or payable, including any monthly base salary which has been earned but deferred, to the Employee by the Company in respect of the twelve-month period immediately preceding the month in which the Change in Control occurs; or

2.provide the Employee, for each fiscal year ending prior to the second anniversary of the effective date of the Change in Control, an annual bonus opportunity at least equal to the bonus opportunity in effect for the Employee under PHINIA’s Management Incentive Bonus Plan, or any comparable annual bonus under any predecessor or successor plan immediately prior to the Change in Control; or

c.the Company requiring the Employee, without the Employee’s consent, to:

1.be based at any office or location other than the location where the Employee was employed immediately preceding the date of the Change in Control or any office or location less than 35 miles from such location; or

2.travel on Company business to a substantially greater extent than required immediately prior to the date of the Change in Control.

For purposes of the Agreement, any good faith determination of “Good Reason” made by the Employee shall be conclusive.

5.Retirement. For purposes of the Agreement, “Retirement” shall mean the Employee’s termination of employment with the Company (a) upon the Employee reaching the statutory retirement age under P.R.C. law, or (b) with the written consent of the Company that such termination of employment shall constitute retirement.

DEFERRED CASH AWARD IN PHANTOM UNITS
FREQUENTLY ASKED QUESTIONS – NON-U.S. PARTICIPANTS

1.What is a phantom unit?

A phantom unit is simply a right to receive a future cash payment equal to the fair market value of a share of PHINIA stock. There are certain conditions that you must satisfy before the Company will issue the cash payment. You are not able to sell or otherwise transfer the phantom units.

2.What are the conditions that must be satisfied before I receive the cash payment?

To receive the cash payment, you must remain continuously employed with the Company (or one of its affiliates) for pre-determined periods of time, as set forth in your deferred cash award agreement (each period, a “service period”). If you remain continuously employed or have not given notice of your voluntary termination of employment with the Company (or one of its affiliates) through each service period, you will become “vested” in your phantom units and the Company will issue you a taxable cash payment equal to the market value of PHINIA stock on the vesting date times the number of vested phantom units. For purposes of your 2025 award, 33 1/3% of your phantom units will become vested on each of February 28, 2026, February 28, 2027, and February 28, 2028.

3.What happens once I satisfy the conditions?

Once you have completed a service period, the Company will issue you a taxable cash payment equal to the market value of PHINIA stock as of the date the applicable service period is completed times the number of each “vested” phantom unit.

4.What is the value of the grant?

The value of your grant at any given time is the market value of the shares of PHINIA stock underlying your phantom units (remember, each phantom unit entitles you to a cash payment equivalent). Therefore, for example, if you are granted 100 phantom units and the Fair Market Value (as defined in your Agreement) of PHINIA stock on the date of grant is $50, the potential value of the award to you is 100 x US$50, or US$5,000. That value may increase or decrease upon vesting depending on the Fair Market Value at vesting.

5.How and when am I taxed on the phantom units?

You are generally taxed on the phantom units when you satisfy the continued employment requirement and the Company issues you the cash payment.
6.    How long do I have to accept my Deferred Cash Award?

Each grant of phantom units that is issued has terms and conditions with which the recipient must agree before they receive their phantom units. You will have 90 days from the grant date to accept the terms and conditions found in the Deferred Cash Award Agreement provided to you by your HR representative. If you do not accept the grant terms and conditions within this timeframe, the Company may cancel the award without any notice to you.

This document is intended as a general explanation of the phantom units award. For more information, review the award agreement. If any information in this document conflicts with the award agreement or current tax laws, the award agreement and current tax laws will govern.